Exhibit 99.1

Westaff, Inc.

Pro Forma Consolidated Balance Sheet (Unaudited)

as of July 12, 2008

(in thousands, except per share amounts)

		Pro Forma
	Westaff, Inc. Historical	Adjustment Australia and New Zealand		Westaff, Inc. Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$1,841	$9,650	(1)	$6,647
		(1,755	)(2)
		(3,089	)(6)
Restricted cash	5,017	—		5,017
Trade accounts receivable, less allowance for doubtful accounts of $1,246 and $1,274	51,383	(15,047	)(2)	36,336
Income taxes receivable	241	—		241
Prepaid expenses	2,839	(565	)(2)	2,274
Other current assets	1,154	(435	)(2)	719
Total current assets	62,475	(11,241)		51,234
Property and equipment, net	11,724	(956	)(2)	10,768
Deferred income taxes	840	(204	)(2)	636
Goodwill	1,337	(1,337	)(2)	—
Intangible assets	3,509	—		3,509
Other long-term assets	2,020	1,911	(5)	3,931
	$81,905	$(11,827)		$70,078

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Borrowing under revolving credit facilities	$3,089	$(3,089	)(6)	$—
Current portion of capital lease obligations	601	—		601
Note payable to related party	2,000	—		2,000
Accounts payable	2,701	(1,226	)(2)	1,475
Accrued expenses	23,973	(6,639	)(2)	17,334
Short-term portion of workers compensation	8,766	(85	)(2)	8,681
Income taxes payable	80	(30	)(2)	50
Total current liabilities	41,210	(11,069)		30,141
Note payable to related party
Long-term capital lease obligations	325	—		325
Long-term portion of workers compensation	15,000	—		15,000
Other long-term liabilities	1,465	(180	)(2)	1,285
Total liabilities	58,000	(11,249)		46,751

Stockholders’ equity:

Total stockholders’ equity	23,905	1,319	(3)	23,327
		(1,897	)(7)
	$81,905	$(11,827)		$70,078

Westaff, Inc.

Pro Forma Consolidated Statement of Operations (Unaudited)

For the Fiscal Year Ended November 3, 2007

(in thousands, except per share amounts)

	Westaff, Inc. Historical	(1) Adjustment for Discontinued Operations of UK	Adjusted Westaff, Inc.	ProForma Adjustment Australia and New Zealand		Westaff, Inc. Pro Forma

Revenue	$588,716	$(44,753)	$543,963	$(104,141	)(4)	$439,822

Cost of services	483,055	(33,543)	449,512	(89,099	)(4)	360,413

Gross Profit	105,661	(11,210)	94,451	(15,042)		79,409

Franchise agents’ share of gross profit	17,357	—	17,357	—		17,357
Selling and administrative expenses	83,761	(10,693)	73,068	(13,301	)(4)	59,767
Depreciation and amortization	3,954	(416)	3,538	(389	)(4)	3,149
Restructuring expenses	3,299	—	3,299	(150	)(4)	3,149

Operating loss from continuing operations	(2,710)	(101)	(2,811)	(1,202)		(4,013)

Interest expense	2,836	(1)	2,835	(422	)(4)	2,413
Interest income	(261)	45	(216)	(206	)(4)	(422)

Loss from continuing operations before income taxes	(5,285)	(145)	(5,430)	(574)		(6,004)
Income tax expense (benefit)	(3,351)	(65)	(3,416)	(53	)(4)	(3,469)

Loss from continuing operations	$(1,934)	$(80)	$(2,014)	$(521)		$(2,535)

Loss per share:
Continuing operations - basic and diluted	$(0.12)					$(0.15)

Weighted average shares outstanding-basic and diluted	16,625					16,625

(1)   To reflect the disposition of the UK reporting unit that occurred on March 31, 2008

Westaff, Inc.

Pro Forma Consolidated Statement of Operations (Unaudited)

For the 36 weeks ended July 12, 2008

(in thousands, except per share amounts)

	Westaff, Inc. Historical	ProForma Adjustments Australia and New Zealand		Westaff, Inc. Pro Forma

Revenue	$310,319	$(82,133	)(4)	$228,186

Cost of services	259,587	(71,358	)(4)	188,229

Gross Profit	50,732	(10,775)		39,957

Franchise agents’ share of gross profit	10,046	—		10,046
Selling and administrative expenses	44,994	(9,749	)(4)	35,245
Impairment of goodwill and intangibles	11,540	—		11,540
Depreciation and amortization	4,131	(295	)(4)	3,836
Restructuring expenses	(150)	—		(150)

Operating loss from continuing operations	(19,829)	(731)		(20,560)

Interest expense	2,134	(429	)(4)	1,705
Interest income	(134)	(66	)(4)	(200)

Loss from continuing operations before income taxes	(21,829)	(236)		(22,065)
Income tax expense (benefit)	20,188	—		20,188

Loss from continuing operations	$(42,017)	$(236)		$(42,253)

Loss per share:
Continuing operations - basic and diluted	$(2.52)			$(2.53)

Weighted average shares outstanding-basic and diluted	16,697			16,697

Notes to Pro Forma Financial Information

(in thousands of dollars)

(1)	Pro forma adjustment reflects cash proceeds of $9,650 (US) to be received at settlement based on the conversion rate to US dollars of $.637 at the settlement date.
(2)	Pro forma adjustments reflect removal of the assets and liabilities of Australia and New Zealand which were assumed by the buyer.
(3)

Pro forma adjustment reflects the estimated gain on the sale of Australia and New Zealand as if the transaction had occurred as of July 12, 2008 but is not adjusted for any estimated tax impact related to this gain. The gain was estimated using proceeds based on the conversion rate of $.637 at the settlement date.

(4)	Pro forma adjustment reflects elimination of the results of operations of Australia and New Zealand
(5)	Pro forma adjustment reflects deferred payment promissory note due one year from closing date; assumed a conversion rate to US dollars of $.637.
(6)	Pro forma adjustment reflects debt payoff from proceeds on sale.
(7)	Pro forma adjustment reflects elimination of accumulated currency translation adjustments.